Exhibit 99.2

NEWS RELEASE
For Immediate Release

Celator® Pharmaceuticals Announces Public Offering of Common Stock and Warrants to Purchase Common Stock

EWING, N.J. – October 17, 2014 — Celator Pharmaceuticals, Inc. (Nasdaq:CPXX), a pharmaceutical company developing new and more effective therapies to treat cancer, today announced that it intends to offer and sell shares of its common stock and warrants to purchase shares of its common stock in an underwritten public offering. The shares of common stock and warrants are being offered in units consisting of one share of common stock and a warrant to purchase 0.10 of a share of common stock. Roth Capital Partners and National Securities Corporation are acting as joint book-running managers for the offering. The offering is subject to market conditions, and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.

The securities described above are being offered by Celator pursuant to a shelf registration statement previously filed with and declared effective by the Securities and Exchange Commission on February 12, 2014. The offering will be made only by means of the written prospectus and prospectus supplement that form a part of the registration statement. Copies of the preliminary prospectus supplement and the accompanying prospectus relating to the securities being offered may also be obtained , when available, from Roth Capital Partners, 888 San Clemente Drive, Newport Beach, CA 92660 Attention: Roth Equity Capital Markets, or via telephone at (800) 678-9147; or from National Securities Corporation, 410 Park Ave, 14th Floor, New York, NY 10022 Attention: Kim E. Addarich, via telephone at (212) 417-8164 or email at kaddarich@nhldcorp.com.

This press release does not constitute an offer to sell or the solicitation of offers to buy any securities of Celator being offered, and shall not constitute an offer, solicitation or sale of any security in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Celator Pharmaceuticals, Inc.

Celator Pharmaceuticals, Inc., with locations in Ewing, N.J., and Vancouver, B.C., is a pharmaceutical company developing new and more effective therapies to treat cancer. CombiPlex®, Celator's proprietary drug ratio technology platform, represents a novel approach that identifies molar ratios of drugs that will deliver a synergistic benefit, and locks the desired ratio in a nano-scale drug delivery vehicle that maintains the ratio in patients with the goal of improving clinical outcomes. Celator’s pipeline includes two clinical stage products, CPX-351 (a liposomal formulation of cytarabine:daunorubicin) for the treatment of acute myeloid leukemia and CPX-1 (a liposomal formulation of irinotecan:floxuridine) for the treatment of colorectal cancer; a preclinical stage product candidate, CPX-8 (a hydrophobic docetaxel prodrug nanoparticle formulation) being studied by the National Cancer Institute's Nanotechnology Characterization Laboratory; and a program exploring novel combinations of existing drugs, including targeted therapies.

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To the extent that statements contained in this press release are not descriptions of historical facts regarding Celator, they are forward-looking statements reflecting the current beliefs and expectations of management made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as "may," "will," "expect," "anticipate," "estimate," "intend," and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) are intended to identify forward-looking statements. Examples of forward-looking statements contained in this press release include, among others, statements regarding the potential safety, tolerability, efficacy and therapeutic potential of CPX-351, whether clinical results for CPX-351 obtained to date will be predictive of future clinical study results, our expectations regarding our development plans for CPX-351 and our other drug candidates or whether final results of clinical studies will be supportive of regulatory approvals required to market licensed products. Forward-looking statements in this release involve substantial risks and uncertainties that could cause our clinical development programs, future results, performance or achievements to differ significantly from those expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others, the uncertainties inherent in the conduct of future clinical studies, enrollment in clinical studies, availability of data from ongoing clinical studies, expectations for regulatory approvals, and other matters that could affect the availability or commercial potential of our drug candidates. Celator undertakes no obligation to update or revise any forward-looking statements. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of Celator in general, see Celator's Form 10-K for the year ended December 31, 2013 and other filings by Celator with the U.S. Securities and Exchange Commission.

CONTACTS:

Media:

Mike Beyer

Sam Brown, Inc.

773-463-4211

beyer@sambrown.com

Investors:

Beth DelGiacco

Stern Investor Relations, Inc.

(212) 362-1200

beth@sternir.com